UNITED  STATES

SECURITIES  AND  EXCHANGE  COMMISSION

Washington, D.C. 20549

FORM  8-K

CURRENT  REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 4, 2014 (October 30, 2014)

HPIL HOLDING

(Exact name of registrant as specified in its charter)

Nevada	333-121787	20-0937461
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7075 Gratiot Road, Suite One Saginaw, MI	48609
(Address of principal executive offices)	(Zip Code)

(248) 750-1015
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 8.01 OTHER EVENTS.

On October 30, 2014, HPIL Holding’s wholly owned subsidiary, HPIL ENERGYTECH INC. (“HPIL ET”), entered into a Cooperation Agreement (the “Agreement”) with TrueSkill Energen Pvt. Ltd. (“TrueSkill”), a private limited company focused on marketing renewable energy products and solutions.  Under the Agreement, HPIL ET and TrueSkill (each a “Party” and collectively the “Parties”) agreed to work cooperatively to develop and expand projects between the Parties beginning on October 30, 2014.  The term of the Agreement is three (3) years unless terminated earlier by either Party pursuant to the terms and conditions of the Agreement.

The Parties have worked together since December of 2012, previously under an agreement similar to the current Agreement.  The prior agreement expired according to its terms in December of 2013 and the Parties continued working together without an agreement in place until executing the current Agreement.

Under the current Agreement, the Parties have agreed to continue to work collectively on projects without a stated compensation formula until profitable projects can be developed.  Each of the Parties will pay their own expenses associated with the Agreement.

Mr. Nitin Amersey, the Director, CFO, Treasurer and Corporate Secretary of HPIL Holding, currently serves as the Chairman of the Board of Directors of TrueSkill.

The description of the Agreement above is qualified in its entirety by reference to the Agreement, which is filed as Exhibit 99.1 and incorporated in this Item 8.01 by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

            (d) Exhibits

Exhibit                       Description

99.1                             Cooperation Agreement entered into by and between HPIL ENERGYTECH INC. and TrueSkill Energen Pvt. Ltd. on October 30, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

HPIL Holding (Registrant)

Date: November 4, 2014	By: /S/ Nitin Amersey Nitin Amersey Director, Chief Financial Officer, Treasurer and Corporate Secretary